Exhibit 4.14

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

among

THE SHAREHOLDERS REFERRED TO HEREIN

and

TRAVELPORT WORLDWIDE LIMITED

Dated as of April 15, 2013

Table of Contents

1.	Certain Definitions	1

2.	Shelf Registration Statements	4

3.	Piggyback Registrations	5

4.	Holdback Agreements	7

5.	Registration Procedures	7

6.	Registration Expenses	11

7.	Indemnification	11

8.	Transfer of Registration Rights to Permitted Transferees	14

9.	Miscellaneous	14

REGISTRATION RIGHTS AGREEMENT dated as of April 15, 2013. among Travelport Worldwide Limited (the “Company”) and the parties listed under the heading “Shareholders” on the signature pages hereto (the “Shareholders”).

In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.	Certain Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“Amendment” has the meaning set forth in Section 9(m) hereof.

“Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Company Shares” means common shares with par value $0.0002 per share of the Company.

“Company” has the meaning set forth in the introductory paragraph and includes any other person referred to in Section 9(d) hereof.

“Demand Request” has the meaning set forth in Section 2(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority Inc. or any successor thereof.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Initial Public Offering” has the meaning set forth in the Shareholders’ Agreement.

“Initiating Shareholders” has the meaning set forth in Section 2(a) hereof.

“Liability” has the meaning set forth in Section 7(a) hereof.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

“Piggyback Registration” has the meaning set forth in Section 3(a) hereof.

“Piggyback Registration Statement” has the meaning set forth in Section 3(a) hereof.

“Principal Shareholder” has the meaning set forth in the Shareholders’ Agreement.

“Prospectus” means the prospectus or prospectuses forming a part of, or deemed to form a part of, or included in, or deemed included in, any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Company Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses and including any disclosure document required for an Initial Public Offering or subsequent offering of shares outside the U.S.

“Registrable Company Shares” means any Company Shares beneficially owned by any Shareholders, including any other security into or for which Company Shares have been converted, substituted or exchanged and any security issued or issuable with respect thereto upon any “bonus issue” (stock dividend) or “share subdivision” (stock split). Notwithstanding the foregoing, any and all securities referred to in the immediately preceding sentence that at any time after the date hereof (a) have been sold pursuant to an effective registration statement or Rule 144 under the Securities Act, (b) have been sold in a transaction where a subsequent public distribution of such securities would not require registration under the Securities Act or (c) are not outstanding shall cease to be Registrable Company Shares for all purposes of this Agreement and the Company’s obligations regarding Registrable Company Shares hereunder shall cease to apply with respect to such security.

“Registration Expenses” has the meaning set forth in Section 6(a) hereof.

“Registration Statement” means any registration statement of the Company that covers any of the Registrable Company Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference, if any, in such Registration Statement and including any disclosure document required for an Initial Public Offering or subsequent offering of shares outside the U.S.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as in effect from time to time.

“Share Repurchase” has the meaning set forth in Section 3(b) hereof.

“Shareholder” has the meaning set forth in the introductory paragraph. References herein to a Shareholder shall apply to its transferees.

“Shareholders’ Agreement” means the Amended and Restated Shareholders’ Agreement, dated as the date hereof, among Travelport Worldwide Limited, a Bermuda exempted company, Travelport Holdings Limited, a Bermuda exempted company, Travelport Limited, a Bermuda exempted company, the parties listed under the heading “Shareholders” on the signature pages thereto, the Blackstone Funds (as defined in the Shareholders’ Agreement), TDS Investor (Cayman), L.P., a Cayman island limited partnership, and the other signatories party thereto.

“Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.

“Suspension Notice” has the meaning set forth in Section 5(a)(iv) hereof.

“Termination Date” means the first date on which there are no Registrable Company Shares.

2.	Shelf Registration Statements.

(a) Right to Demand Registration. Subject to the provisions hereof, after an Initial Public Offering and until the Termination Date, if any Shareholder or Shareholders holding at least 10% of the Company Shares held by the Shareholders (the “Initiating Shareholders”), request registration under the Securities Act or equivalent foreign securities laws of all or part of the Registrable Company Shares (a “Demand Request”), the Company shall use its best efforts to promptly file a registration statement on Form S-1, Form S-3 or such other form under the Securities Act or equivalent foreign securities laws then available to the Company providing for the resale pursuant to Rule 415 or applicable foreign regulation from time to time by the Shareholders of such number of shares of Registrable Company Shares requested by the Initiating Shareholders to be registered thereby (including the Prospectus, amendments and supplements to the shelf registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, or any disclosure document required by such foreign securities laws in such registration statement, the “Shelf Registration Statement”). The Company shall, within ten (10) Business Days after receipt of such Demand Request, give written notice of such request to all of the other Shareholders, and subject to Sections 2(b), 2(c) and Section 5, the Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC or equivalent foreign regulatory body as promptly as practicable following such filing. Neither the Company nor any Shareholders may include Company Shares in such Shelf Registration Statement, other than the Initiating Shareholders, without the prior written consent of the holders of the majority of the Registrable Company Shares held by the Initiating Shareholders. The Company shall maintain the effectiveness of the Shelf Registration Statement until the earlier of (a) the first date as of which all the shares of Registrable Company Shares included in the Shelf Registration Statement have been sold or (b) such time that all shares included in such Registration Statement cease to be Registrable Company Shares. If holders of a majority of the Registrable Company Shares held by the Initiating Shareholders request to register such Registrable Company Shares in an underwritten offering, such holders shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such selected underwriter is reasonably acceptable to the Company.

(b) Number of Demand Registrations. Subject to the provisions of Section 2(a), the Initiating Shareholders shall be entitled to request an aggregate of two (2) Demand Requests, the second of which may not be exercised within twelve (12) months of the effective date of the previous Shelf Registration Statement. A demand request to register the Registrable Company Shares will not count as one of the Demand Requests if (i) the Registration Statement relating thereto has not become effective, (ii) after the applicable Registration Statement has become effective, such Registration Statement becomes the subject of any stop order, injunction or other order or restriction imposed by the SEC or any other Governmental Entity or court for any reason not attributable to any Shareholder (or any of its Affiliates) that has included Registrable Company Shares in such Registration Statement and such stop order, injunction or other order or restriction is not thereafter eliminated so as to permit the completion of the sale of Registrable Company Shares pursuant to such Registration Statement.

(c) Restrictions on Demand Registrations. The Company may postpone once for up to ninety (90) days in any 365-day period the filing or the effectiveness of a Shelf Registration Statement if, based on the good faith judgment of the Company’s board of directors, such postponement or withdrawal is necessary if the Company’s board of directors has reasonably determined that it would be materially detrimental to the Company if it were to disclose previously undisclosed material transactions or other matters at such time; provided, however, that in no event shall the Company withdraw a Registration Statement after such Registration Statement has been declared effective; and provided, further, however, that the Initiating Shareholders requesting such Shelf Registration Statement shall be entitled to withdraw such request and, if such request is withdrawn, such Shelf Registration Statement shall not count as one of the Demand Requests for, among other things, purposes of Section 2(b). The Company shall provide written notice to the Initiating Shareholders requesting such Shelf Registration Statement of (x) any postponement or withdrawal of the filing or effectiveness of a Registration Statement pursuant to this Section 2(c), (y) the Company’s decision to file or seek effectiveness of such Registration Statement following such withdrawal or postponement and (z) the effectiveness of such Registration Statement.

(d) Priority on Demand Registrations. If a Demand Registration is initiated under this Section 2 as an underwritten registration and the managing underwriter advises the Company in writing that in its opinion the number of securities requested and permitted to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to the Registrable Company Shares requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders and (ii) second, to securities requested to be included in such registration by other security holders, if any.

3.	Piggyback Registrations.

(a) Shareholders’ Right to Piggyback. Whenever prior to the Termination Date the Company proposes to publicly sell or register for sale any of its common equity securities pursuant to a registration statement (a “Piggyback Registration Statement”) under the Securities Act or equivalent foreign securities laws (other than on a registration statement on Form S-8, F-8, S-4 or F-4 or a registration statement on Form F-3 or S-3 covering solely a dividend reinvestment plan or equivalent foreign securities laws), whether for its own account or for the account of one or more security holders of the Company (a “Piggyback Registration”), the Company shall give prompt written notice to the Shareholders of its intention to effect such sale or registration and, subject to Sections 3(b), 3(c) and 3(d), shall include in such transaction all Registrable Company

Shares with respect to which the Company has received a written request from the Shareholders for inclusion therein within twenty (20) days after the receipt of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion, without prejudice to the Shareholders’ right to immediately request a Shelf Registration Statement hereunder. A Piggyback Registration shall not be considered a Shelf Registration Statement for purposes of Section 2(a) of this Agreement.

(b) Priority on Primary Registrations. If a Piggyback Registration is initiated as an underwritten primary registration on behalf of the Company where the use of proceeds does not include the repurchase, redemption, acquisition or retirement of share capital of the Company (a “Share Repurchase”), and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to the securities the Company proposes to sell, (ii) second, to the Registrable Company Shares requested to be included therein by the Shareholders (pro rata based on the number of Company Shares requested to be registered) and (iii) third, among other securities requested to be included in such registration by other security holders of the Company on such basis as such holders may agree among themselves and the Company.

(c) Priority on Secondary Registrations. If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of the Company’s securities other than Registrable Company Shares or on behalf of the Company where the use of proceeds includes a Share Repurchase, and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold with-out having such effect, allocated (i) first, to the Registrable Company Shares which the Shareholders requested to be included in such registration, pro rata among the holders of such Company Shares on the basis of the number of Company Shares requested to be registered by such holders and (ii) second, among other Company securities requested to be included in such registration by other security holders of the Company or the Company where the use of proceeds includes a Share Repurchase on such basis as such holders may agree among themselves and the Company.

(d) Selection of Underwriters. If any Piggyback Registration Statement involves a primary or secondary underwritten offering, the Company shall have the right to select the managing underwriter(s) or underwriters to administer any such offering.

(e) Basis of Participations. Each Shareholder may not sell Registrable Company Shares in any offering pursuant to a Piggyback Registration Statement unless it (i) agrees to sell such Registrable Company Shares on the same basis provided in the underwriting or other distribution arrangements approved by the Company and that apply to the Company and/or any other holders involved in such Piggyback Registration Statement and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents reasonably required to be provided under the terms of such arrangements; provided that the Company agrees that no Shareholder shall be required to make representations and warranties to the Company or the underwriters other than with respect to its ownership of its Registrable Company Shares being registered and other customary representations.

(f) Other Registrations. The Company shall not grant to any Person the right, other than as set forth herein and except to employees of the Company with respect to registrations on Form S-8 (or any successor forms thereto), to request the Company to register any securities of the Company except such rights as are not more favorable than or inconsistent with the rights granted to the Shareholders and that do not adversely affect the priorities set forth herein of the Shareholders.

4.	Holdback Agreements.

(a) If requested by the managing underwriter of an underwritten offering of the Company’s equity securities, the Shareholders shall not sell or otherwise transfer or dispose of any shares of Registrable Company Shares during the period ten (10) days prior to and one hundred and eighty (180) days following the pricing date of the offering of the Company’s securities, and if requested by any such underwriter, the Shareholders will reconfirm such agreement in writing prior to any such offering; provided that no Shareholder shall be relieved of such obligation in any respect unless all Shareholders are relieved in the same respect.

5.	Registration Procedures.

(a) Whenever required under this Agreement, the Company shall use its best efforts to effect the registration of any Registrable Company Shares, and as expeditiously as possible:

(i) prepare and file with the SEC or equivalent foreign regulatory body, a Registration Statement with respect to such Registrable Company Shares and use its best efforts to cause such Registration Statement to become effective as soon as practicable thereafter;

(ii) prepare and file with the SEC or equivalent foreign regulatory body such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for an aggregate of six (6) months (or such longer period provided in Section 2, in the case of a Shelf Registration Statement), or such shorter period as is necessary to complete the distribution of the securities covered by such Shelf Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the plan of distribution set forth in such Registration Statement;

(iii) use its reasonable best efforts to register or qualify such Registrable Company Shares under such other securities or blue sky laws of such U.S. jurisdictions as the Shareholders reasonably request in writing; provided, that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iii), (2) subject itself to taxation in any such jurisdiction (3) consent to general service of process in any such jurisdiction or (4) make any changes to any report filed or furnished pursuant to the Exchange Act that are incorporated by reference into such Registration Statement;

(iv) notify the Shareholders, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which any Prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a “Suspension Notice”);

(v) make available for inspection by the Shareholders and any attorney, accountant or other agent retained by any such Shareholder or underwriter, if any, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Shareholders to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act in connection with such Registration Statement; provided, that the foregoing investigation and information gathering shall be coordinated on behalf of such parties by one firm of counsel designated by and on behalf of such parties; and provided further that each Person receiving such information shall, as a condition to receiving such information, agree in writing to keep such information confidential and to take such actions as are reasonably necessary to protect the confidentiality of such information;

(vi) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriters of such offering and take all other actions (including, without limitation, causing representatives of the Company to participate in any “road show” or “road shows”)

as the holders of a majority of the Registrable Company Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Company Shares (including effecting a share subdivision or a combination or consolidation of shares);

(vii) in the event of an underwritten offering, to furnish to such underwriters in customary form:

(1) an opinion of counsel to the Company and

(2) a “comfort” letter signed by the Company’s independent public accountants;

(viii) cooperate and assist in any filings required to be made with FINRA in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the FINRA);

(ix) use its reasonable best efforts to cause all Registrable Company Shares to be listed on any securities exchange on which similar securities issued by the Company are then listed; provided that the applicable listing requirements are satisfied;

(x) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC or equivalent foreign regulatory body as related to the Company’s obligations hereunder, and, if applicable, use its reasonable best efforts to make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least twelve (12) months which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any similar rule as may be adopted by the SEC;

(xi) promptly notify the Shareholders:

(1) when the Registration Statement, any pre-effective amendment, the Prospectus or post-effective amendment to the Registration Statement has been filed (but not including any report filed or furnished pursuant to the Exchange Act) and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2) of any written request by the SEC or equivalent foreign regulatory body for amendments or supplements to the Registration Statement or any Prospectus or of any inquiry by the SEC or equivalent foreign regulatory body relating to the Registration Statement;

(3) of the notification to the Company by the SEC or equivalent foreign regulatory body of its initiation of any proceeding with respect to the issuance or threatened issuance by the SEC or equivalent foreign regulatory body of any stop order, or similar foreign order, suspending the effectiveness of the Registration Statement and take all action required to prevent the entry of such stop order or to remove it if entered; and

(4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Company Shares for sale under the applicable securities or blue sky laws of any jurisdiction; and

(xii) take all other steps reasonably necessary to effect the registration of the Registrable Company Shares contemplated hereby.

(b) The Company shall make available to the Shareholders (i) prior to filing a Registration Statement, at least one (1) copy of such Registration Statement as is proposed to be filed (including each Prospectus), (ii) as soon as practicable after the same is prepared and publicly distributed, filed with the SEC or equivalent foreign regulatory body, or received by the Company, one copy of each Registration Statement and any amendment thereto, each Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, and (iii) such number of copies of each Prospectus and all amendments and supplements thereto and such other documents as the Shareholders may reasonably request in order to facilitate the disposition of the Registrable Company Shares, provided, however, that the Company shall have no such obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by the Company.

(c) Each Shareholder shall furnish to the Company any information regarding the Shareholder and the distribution of such securities as the Company reasonably determines is required to be included in any Registration Statement.

(d) Each Shareholder agrees that, upon receipt of a Suspension Notice from the Company, the Shareholder will forthwith discontinue disposition of Registrable Company Shares pursuant to such Registration Statement until the Shareholder is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus.

(e) The Shareholders shall not use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Company Shares, without the prior written consent of the Company.

6.	Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees (including SEC registration fees and FINRA filing fees), fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, fees and disbursements of counsel for the Company, reasonably documented fees and disbursements of one counsel for all of the Shareholders and all accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including any brokerage commissions, underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Company Shares), shall be borne by the Company. Each Shareholder shall bear the cost of all underwriting discounts and commissions and transfer taxes, if any, associated with any sale of Registrable Company Shares that such Shareholder has elected to include in such Registration Statement.

7.	Indemnification.

(a) The Company agrees to indemnify and hold harmless each Shareholder, its partners, members, directors, officers, Affiliates, agents and representatives and each Person who controls (within the meaning of Section 15 of the Securities Act) each Shareholder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and defending against such losses, claims, damages and liabilities) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement or Prospectus or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability (x) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement or Prospectus in reliance and in conformity with information furnished in writing to the Company by the Shareholder expressly for use therein, (y) arises out of or is based upon offers or sales effected by any Shareholder “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized by the Company, or (z) was caused by a Shareholder’s failure to deliver or make available to the Shareholder’s immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be delivered or made available); provided, however, the obligations of the Company hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). The Company shall also provide customary indemnities to any underwriters of the Registrable Company Shares, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Company Shares.

(b) Each Shareholder agrees to indemnify and hold harmless the Company, its directors, officers, Affiliates, agents and representatives, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Shareholder, but only (x) if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by a Shareholder expressly for use in such Registration Statement or Prospectus or (y) for any Liability which arises out of or is based upon offers or sales by the Shareholder “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized by the Company; provided, however, that (x) a Shareholder shall not be liable hereunder for any amounts in excess of the net proceeds actually received by the Shareholder pursuant to such registration, and (y) the obligations of each Shareholder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Shareholder (which consent shall not be unreasonably withheld, conditioned or delayed).

(c) No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party.

(d) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification. Upon such notice being provided to the indemnifying party, the indemnifying party may, upon providing written notice to an indemnified party promptly after the receipt of written notice from such indemnified party, participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, assume the defense of such claim or proceeding, at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party, unless in such indemnified party’s reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, in which case the indemnified party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the expense of the indemnifying party. Notwithstanding the foregoing, the indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same or (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party. If such defense is assumed by the indemnifying party, the indemnified party shall not be subject to any liability for any settlement made by the indemnifying party without its consent (but such consent will not be unreasonably withheld), unless such settlement includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such proceeding. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder except to the extent the indemnifying party is materially prejudiced by such failure to give notice.

(e) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(f) If the indemnification provided for in or pursuant to this Section 7 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and of the indemnified party on the other in connection with the offering of the Registrable Company Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of a Shareholder

(including, without limitation, pursuant to any other indemnification or contribution obligation such indemnifying party may have) be greater in amount than the amount of net proceeds actually received by the Shareholder upon such sale.

8.	Transfer of Registration Rights to Permitted Transferees.

(a) If a Shareholder transfers any Registrable Company Shares to a transferee, such transferee shall, together with other transferees and such Shareholder, also have the rights of such Shareholder under this Agreement with respect to such Registrable Company Shares but only if the transferee signs and delivers to the Company a written acknowledgment that it has joined with such Shareholder and the other transferees as a party to this Agreement and has assumed the rights and obligations of such Shareholder hereunder with respect to the Registrable Company Shares transferred to it by such Shareholder.

(b) Upon any effective transfer, the transferee shall automatically have the rights so transferred, and such Shareholder’s obligations under this Agreement, and the rights with respect to the Registrable Company Shares not so transferred, shall continue.

9.	Miscellaneous.

(a) Rule 144. The Company covenants that, if it is required to file reports under the Exchange Act, it will use reasonable best efforts to file the reports required to be filed by it under the Exchange Act, all to the extent required from time to time to enable such Shareholder to sell Registrable Company Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Company Shares, the Company will deliver to such Shareholder a written statement as to whether it has complied with such information and requirements.

(b) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission (with immediate telephone confirmation thereafter) and, in the case of notices from the Shareholders, shall also be sent via e-mail, if to the Company:

Travelport Worldwide Limited

22 Elm Place

Rye, New York 10580

Facsimile: (914) 967-0128

Attention: Eric Bock

E-mail: Eric.Bock@travelport.com

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

Facsimile: (212) 735-2000

Attention: Gregory A. Fernicola or Andrea L. Nicolas

E-mail: Gregory.Fernicola@skadden.com;

Andrea.Nicolas@skadden.com

if to the Shareholders, at such names and addresses on Schedule I to the Shareholders’ Agreement;

if to a transferee Shareholder, to the address of such transferee Shareholder set forth in the transfer documentation provided to the Company; or

at such other address as such party each may specify by written notice to the others.

Each such notice, request, consent and other communication shall for all purposes of this Agreement be treated as being effective or having been given when delivered personally, upon one Business Day after being deposited with a courier if delivered by courier, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

(c) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(d) Successors. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

(e) Governing Law. The internal laws, and not the laws of conflicts (other than Section 5-1401 of the General Obligations Law of the State of New York), of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

(f) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9(b) shall be deemed effective service of process on such party.

(g) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(h) No Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the original parties hereto and each person who becomes a party hereto, and their respective successors and assigns.

(i) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(j) Entire Agreement. This Agreement (together with the Shareholders’ Agreement) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto, including the term sheet, dated March 11, 2013, as amended, with respect to the subject matter hereof.

(k) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(m) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company, each Principal Shareholder and Shareholders owning a majority of the Registrable Company Shares then issued and outstanding and owned by Shareholders. Notwithstanding the foregoing, if any amendment, modification, extension, termination or waiver (an “Amendment”) would adversely change or affect the rights of a particular Shareholder in a manner disproportionate to the rights of the Shareholders approving such Amendment, then the consent of such particular Shareholder shall also be required.

(n) Equitable Relief. The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

TRAVELPORT WORLDWIDE LIMITED

By:	/s/ Rochelle J. Boas
Name:	Rochelle J. Boas
Title:	Senior Vice President and Assistant Secretary

[Signature Page to Registration Rights Agreement]

SHAREHOLDERS

FRIDAY STREET MEZZANINE I LIMITED PARTNERSHIP

Acting by its General Partner, Ocean General Partner Limited

By:	/s/ Andrew Pitter
Name:	Andrew Pitter
Title:	Director

AG SUPER FUND INTERNATIONAL PARTNERS, L.P.

By:	/s/ Joseph R. Wekselblatt
Name:	Joseph R. Wekselblatt
Title:	Authorized Signatory

SILVER OAK CAPITAL, LLC

By:	/s/ Joseph R. Wekselblatt
Name:	Joseph R. Wekselblatt
Title:	Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Jonathan M. Barnes
Name:	Jonathan M. Barnes
Title:	Vice President

BLACKROCK HIGH YIELD TRUST

By: BlackRock Financial Management, Inc., its Sub-Advisor

By:	/s/ C. Adrian Marshal
Name:	C. Adrian Marshal
Title:	Authorized Signatory

BLACKROCK LIMITED DURATION INCOME TRUST

By: BlackRock Financial Management, Inc., its Sub-Advisor

By:	/s/ C. Adrian Marshal
Name:	C. Adrian Marshal
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

BLACKROCK FUNDS II, BLACKROCK HIGH YIELD BOND PORTFOLIO

By: BlackRock Financial Management, Inc., its Sub-Advisor

By:	/s/ C. Adrian Marshal
Name:	C. Adrian Marshal
Title:	Authorized Signatory

BLACKROCK HIGH YIELD PORTFOLIO OF THE BLACKROCK SERIES FUND, INC.

By: BlackRock Financial Management, Inc., its Sub-Advisor

By:	/s/ C. Adrian Marshal
Name:	C. Adrian Marshal
Title:	Authorized Signatory

BLACKROCK HIGH YIELD V.I. FUND OF BLACKROCK VARIABLE SERIES FUNDS, INC.

By: BlackRock Financial Management, Inc., its Sub-Advisor

By:	/s/ C. Adrian Marshal
Name:	C. Adrian Marshal
Title:	Authorized Signatory

BLACKROCK CORPORATE HIGH YIELD FUND, INC.

By: BlackRock Financial Management, Inc., its Sub-Advisor

By:	/s/ C. Adrian Marshal
Name:	C. Adrian Marshal
Title:	Authorized Signatory

BLACKROCK CORPORATE HIGH YIELD FUND III, INC.

By: BlackRock Financial Management, Inc., its Sub-Advisor

By:	/s/ C. Adrian Marshal
Name:	C. Adrian Marshal
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

BLACKROCK GLOBAL INVESTMENT SERIES: INCOME STRATEGIES PORTFOLIO

By: BlackRock Financial Management, Inc., its Sub-Advisor

By:	/s/ C. Adrian Marshal
Name:	C. Adrian Marshal
Title:	Authorized Signatory

BLACKROCK HIGH INCOME SHARES

By: BlackRock Financial Management, Inc., its Sub-Advisor

By:	/s/ C. Adrian Marshal
Name:	C. Adrian Marshal
Title:	Authorized Signatory

BLACKROCK CORPORATE HIGH YIELD FUND VI, INC.

By: BlackRock Financial Management, Inc., its Sub-Advisor

By:	/s/ C. Adrian Marshal
Name:	C. Adrian Marshal
Title:	Authorized Signatory

BLACKROCK CORPORATE HIGH YIELD FUND V, INC.

By: BlackRock Financial Management, Inc., its Sub-Advisor

By:	/s/ C. Adrian Marshal
Name:	C. Adrian Marshal
Title:	Authorized Signatory

MET INVESTORS SERIES TRUST - BLACKROCK HIGH YIELD PORTFOLIO

By: BlackRock Financial Management, Inc., its Investment Advisor

By:	/s/ C. Adrian Marshal
Name:	C. Adrian Marshal
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

MISSOURI STATE EMPLOYEES RETIREMENT SYSTEM

By: BlackRock Financial Management, Inc., its Investment Advisor

By:	/s/ C. Adrian Marshal
Name:	C. Adrian Marshal
Title:	Authorized Signatory

BLACKROCK FIXED INCOME PORTABLE ALPHA MASTER SERIES TRUST

By: BlackRock Financial Management, Inc., its Investment Advisor

By:	/s/ C. Adrian Marshal
Name:	C. Adrian Marshal
Title:	Authorized Signatory

OBSIDIAN MASTER FUND TRUST

By: BlackRock Financial Management, Inc., its Investment Advisor

By:	/s/ C. Adrian Marshal
Name:	C. Adrian Marshal
Title:	Authorized Signatory

THE PNC FINANCIAL SERVICES GROUP, INC. PENSION PLAN

By: BlackRock Financial Management, Inc., its Investment Advisor

By:	/s/ C. Adrian Marshal
Name:	C. Adrian Marshal
Title:	Authorized Signatory

BLUE MOUNTAIN CREDIT ALTERNATIVES MASTER FUND L.P.

By: Bluemountain Capital Management, LLC, its Investment Advisor

By:	/s/ LendAmend LLC
Name:	LendAmend LLC
Title:	Administrator

[Signature Page to Registration Rights Agreement]

BLUEMOUNTAIN LONG/SHORT CREDIT MASTER FUND L.P.

By: Bluemountain Capital Management, LLC, its Investment Advisor

By:	/s/ LendAmend LLC
Name:	LendAmend LLC
Title:	Administrator

BLUEMOUNTAIN TIMBERLINE LTD.

By: Bluemountain Capital Management, LLC, its Investment Advisor

By:	/s/ LendAmend LLC
Name:	LendAmend LLC
Title:	Administrator

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian S. Broyles
Name:	Brian S. Broyles
Title:	Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Robert Healey
Name:	Robert Healey
Title:	Authorized Signatory

By:	/s/ Michael Wotanowski
Name:	Michael Wotanowski
Title:	Authorized Signatory

GLENVIEW CAPITAL MGMT, LLC, AS INVESTMENT ADVISOR TO:

Glenview Capital Partners, L.P.

Glenview Initial Partners, L.P.

Glenview Capital Partners (Cayman), Ltd.

By:	/s/ Mark Horowitz
Name:	Mark Horowitz
Title:	Chief Operating Officer & General Counsel

[Signature Page to Registration Rights Agreement]

NZC GUGGENHEIM MASTER FUND LIMITED

By: Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ William R. Hagner
Name:	William R. Hagner
Title:	Attorney-In-Fact

PRINCIPAL FUND, INC. - GLOBAL DIVERSIFIED INCOME FUND

By: Guggenheim Partners Investment Management, LLC, as Sub-Adviser

By:	/s/ William R. Hagner
Name:	William R. Hagner
Title:	Attorney-In-Fact

THE NORTH RIVER INSURANCE COMPANY

By: Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ William R. Hagner
Name:	William R. Hagner
Title:	Attorney-In-Fact

ODYSSEY REINSURANCE COMPANY

By: Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ William R. Hagner
Name:	William R. Hagner
Title:	Attorney-In-Fact

THE HOSPITAL FOR SICK CHILDREN EMPLOYEE PENSION PLAN TRUST

By: RBC Investor Services Trust, solely as Trustee

By:	/s/ Kaye Martin
Name:	Kaye Martin
Title:	Client Manager

By:	/s/ Eva Tang
Name:	Eva Tang
Title:	Client Manager

[Signature Page to Registration Rights Agreement]

THE HOSPITAL FOR SICK CHILDREN EMPLOYEE PENSION PLAN

By: Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ William R. Hagner
Name:	William R. Hagner
Title:	Attorney-In-Fact

THE HOSPITAL FOR SICK CHILDREN FOUNDATION

By: Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ William R. Hagner
Name:	William R. Hagner
Title:	Attorney-In-Fact

NZC GUGGENHEIM MASTER FUND LIMITED

By: Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ William R. Hagner
Name:	William R. Hagner
Title:	Attorney-In-Fact

PRINCIPAL FUND, INC. - GLOBAL DIVERSIFIED INCOME FUND

By: Guggenheim Partners Investment Management, LLC, as Sub-Adviser

By:	/s/ William R. Hagner
Name:	William R. Hagner
Title:	Attorney-In-Fact

THE NORTH RIVER INSURANCE COMPANY

By: Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ William R. Hagner
Name:	William R. Hagner
Title:	Attorney-In-Fact

[Signature Page to Registration Rights Agreement]

ODYSSEY REINSURANCE COMPANY

By: Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ William R. Hagner
Name:	William R. Hagner
Title:	Attorney-In-Fact

THE HOSPITAL FOR SICK CHILDREN EMPLOYEE PENSION PLAN TRUST

By: RBC Investor Services Trust, solely as Trustee

By:	/s/ Kaye Martin
Name:	Kaye Martin
Title:	Client Manager

By:	/s/ Eva Tang
Name:	Eva Tang
Title:	Client Manager

THE HOSPITAL FOR SICK CHILDREN EMPLOYEE PENSION PLAN

By: Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ William R. Hagner
Name:	William R. Hagner
Title:	Attorney-In-Fact

THE HOSPITAL FOR SICK CHILDREN FOUNDATION

By: Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ William R. Hagner
Name:	William R. Hagner
Title:	Attorney-In-Fact

HIGHLAND CREDIT OPPORTUNITIES CDO LTD.

By: Highland Capital Management, L.P., as Collateral Manager

By:	/s/ Carter Chism
Name:	Carter Chism
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

LONGHORN CREDIT FUNDING, LLC

By: Highland Capital Management, L.P., as Collateral Manager

By:	/s/ Carter Chism
Name:	Carter Chism
Title:	Authorized Signatory

HIGHLAND OFFSHORE PARTNERS, L.P.

By: Highland Capital Management, L.P., as Collateral Manager

By:	/s/ Carter Chism
Name:	Carter Chism
Title:	Authorized Signatory

J.P. MORGAN SECURITIES

By:	/s/ Andrew Faherty
Name:	Andrew Faherty
Title:	Vice President

LORD ABBETT INVESTMENT TRUST

By: Lord Abbett Floating Rate Fund

By:	/s/ Lord Abbett Investment Trust
Name:	Lord Abbett Investment Trust

MARINER LDC

By:	/s/ Adele Kittredge Murray
Name:	Adele Kittredge Murray
Title:	Authorized Signatory

CASPIAN CAPITAL PARTNERS, L.P.

By:	/s/ Adele Kittredge Murray
Name:	Adele Kittredge Murray
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

CASPIAN HLSC1, LLC

By:	/s/ Adele Kittredge Murray
Name:	Adele Kittredge Murray
Title:	Authorized Signatory

CASPIAN SELECT CREDIT MASTER FUND, LTD.

By:	/s/ Adele Kittredge Murray
Name:	Adele Kittredge Murray
Title:	Authorized Signatory

CASPIAN SOLITUDE MASTER FUND, L.P.

By:	/s/ Adele Kittredge Murray
Name:	Adele Kittredge Murray
Title:	Authorized Signatory

MIDOCEAN CREDIT OPPORTUNITY MASTER FUND, L.P.

By:	/s/ James M. Wiant
Name:	James M. Wiant
Title:	Managing Director

MIDOCEAN CREDIT FOCUS FUND I, L.P.

By:	/s/ James M. Wiant
Name:	James M. Wiant
Title:	Managing Director

OCEANWOOD GLOBAL OPPORTUNITIES MASTER FUND

By:	/s/ Iain Colquhoun
Name:	Iain Colquhoun
Title:	Head of Operations

[Signature Page to Registration Rights Agreement]

Q5-R5 TRADING, LTD.

By: Q Global Capital Management, L.P., as Investment Manager

By: Q Global Advisors, LLC, its General Partner

By:	/s/ Noel Nesser
Name:	Noel Nesser
Title:	CFO & Treasurer

R2 TOP HAT, LTD.

By: Amalgamated Gadget, L.P., as Investment Manager

By: Scepter Holdings, Inc., its General Partner

By:	/s/ Noel Nesser
Name:	Noel Nesser
Title:	CFO & Treasurer

R2 INVESTMENTS, LDC

By: Amalgamated Gadget, L.P., as Investment Manager

By: Scepter Holdings, Inc., its General Partner

By:	/s/ Noel Nesser
Name:	Noel Nesser
Title:	CFO & Treasurer

CM-NP LLC

DNSMORE LLC

WELLWATER LLC

By:	/s/ Jeffrey Green
Name:	Jeffrey Green
Title:	Authorized Signer

TRAVELPORT INTERMEDIATE LIMITED

By:	/s/ Rochelle J. Boas
Name:	Rochelle J. Boas
Title:	Senior Vice President and Assistant Secretary

[Signature Page to Registration Rights Agreement]

UBS AG, STAMFORD BRANCH

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director, Banking Products Services, US

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director, Banking Products Services, US

[Signature Page to Registration Rights Agreement]